                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of First National Bankshares of Florida, Inc. (the "Corporation") whose signature appears below, hereby makes, constitutes and appoints Gary L. Tice and Robert T. Reichert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the following registration statements of the Corporation to be filed with the Securities and Exchange Commission (the "Commission"), together with any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof:

         (i) Registration Statement on Form S-3 relating to the issuance of 2,000,000 shares of the Corporation's common stock pursuant to the Corporation's Dividend Reinvestment and Direct Stock Purchase Plan;

         (ii) Registration Statement on Form S-8 relating to the issuance of 450,000 shares of the Corporation's common stock pursuant to the Corporation's Directors' Stock Option Plan;

         (iii) Registration Statement on Form S-8 relating to the issuance of 2,000,000 shares of the Corporation's common stock pursuant to the Corporation's 401(k) plan, the First National Bankshares of Florida, Inc. Salary Savings Plan; and

         (vi) Registration Statement on Form S-8 relating to the issuance of 35,000 shares of the Corporation's common stock pursuant to the Roger Bouchard Insurance, Inc. 401(k) plan.


                            [Signature page follows]


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         IN WITNESS WHEREOF, each of the undersigned officers and directors of the Corporation, in the capacity or capacities noted, has hereunto set his hand as of the date indicated below. This power of attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.


       Signature                            Title                         Date
       ---------                            -----                         ----


/s/ Gary L. Tice                         Chairman and               December 15, 2003
---------------------------         Chief Executive Officer
Gary L. Tice

/s/ G. Scott Baton, II                     Director                 December 15, 2003
---------------------------
G. Scott Baton, II

/s/ Alan C. Bomstein                       Director                 December 15, 2003
---------------------------
Alan C. Bomstein

/s/ Charles T. Cricks                      Director                 December 15, 2003
---------------------------
Charles T. Cricks

/s/ James S. Lindsay                       Director                 December 15, 2003
---------------------------
James S. Lindsay

/s/ Edward J. Mace                         Director                 December 15, 2003
---------------------------
Edward J. Mace

/s/ David A. Straz, Jr.                    Director                 December 15, 2003
---------------------------
David A. Straz, Jr.